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Exhibit 99.1

        [Spherion Corporation Logo]

                                Investor Contact: Teri Miller
                                (954) 308-8216
                                terilmiller@spherion.com

                                Media Contact: Patricia Johnson
                                (800) 422-3819
                                patriciacjohnson@spherion.com

FOR IMMEDIATE RELEASE

SPHERION CONFIRMS FIRST QUARTER 2003 EARNINGS GUIDANCE
AND ANNOUNCES DEPARTURE OF OUTSOURCING GROUP PRESIDENT

        FORT LAUDERDALE, Fla., April 1, 2003—Spherion Corporation (NYSE: SFN) today confirmed its previously issued earnings guidance for the first quarter of 2003. The Company expects revenues for the first quarter 2003 to be between $480 and $500 million and anticipates a loss per share from continuing operations of between ($0.07) and ($0.12).

        The Company expects to release its financial results for the period ended March 28, 2003 before the market opens on April 29, 2003 and will host a conference call at 9 a.m. eastern time when management will provide additional information on financial results. Details for the conference call will be announced at a later date.

        In addition, the Company announced the departure of Peter T. Bourke, President, Outsourcing Group. Mr. Bourke's responsibilities will be assumed by Robert W. Morgan, currently President, Human Capital Consulting Group, an eight-year executive with Spherion with more than twenty years of experience in the human resources field. Diane Shelgren, an outsourcing industry veteran who joined Spherion last year, will work closely with Mr. Morgan in the leadership of the Outsourcing Group.

        Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. Visit the Company's Web site at www.spherion.com.

        This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition—our business operates in highly competitive markets with low barriers to entry; Economic conditions—a significant economic downturn could result in our clients using fewer flexible employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions—our business is dependent upon the availability of qualified personnel; Corporate strategy—we may not achieve the intended effect of our Business Transformation Strategy; Technology demand—lack of client investments in new technology may result in reduced demand for our Technology services; Technology Investments—our investment in technology initiatives may not yield their intended results; Tax planning—regulatory challenges to our tax filing positions could result in additional taxes; Credit Rating—further reduction in the Company's credit rating may affect our ability to borrow and increase future borrowing costs; Litigation—we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment-related claims and costs; Other—government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to complete our outsourcing projects could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion's filings with the Securities and Exchange Commission could cause the Company's actual results to differ materially from any projections contained in this release.

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  Exhibit 99.1